Exhibit 10.38

YOUNGEVITY INTERNATIONAL, INC.

INCENTIVE STOCK OPTION AGREEMENT

Name of Option Holder	No.

Total Number of Shares Subject to Option	Date:

$
Exercise Price Per Share

INCENTIVE STOCK OPTION granted by Youngevity International, Inc., a Delaware corporation, (the “Company”) to the above-named option holder (the “Optionee”) an employee of the Company or one of its subsidiaries, pursuant to the Company’s 2012 Stock Option Plan (the “Plan”), the terms of which are incorporated herein by reference and which, in the event of any conflict, shall control over the terms contained herein.

1. Grant, Vesting and Expiration of Option.

Subject to the vesting schedule below, the Company hereby grants to the Optionee an option to purchase on the terms herein provided a total of the number of shares of common stock of the Company (the “Common Stock”) set forth above, at an exercise price per share as set forth above.

This Option may be exercised only with respect to the portion thereof that is vested in the Optionee. The Optionee’s right to exercise this option shall become vested in accordance with the following vesting schedule:

This option shall expire and shall not be exercisable upon the earlier of: (i) Ten (10) years after the date of this Agreement; or (ii) three (3) months after the Optionee’s termination of employment with the Company.

2. Stock to be Delivered.

Stock to be delivered upon the exercise of this option may constitute an original issue of authorized stock or may consist of treasury stock.

The Company may, in its sole discretion, determine not to issue or deliver any certificates for shares of Common Stock pursuant to the exercise of this Option prior to (i) the completion of any registration or other qualification of such shares under any federal or state law or regulation, or the maintaining in effect of any such registration or other qualification which the Company shall, in its reasonable discretion upon the advice of counsel, determine to be necessary or advisable; and (ii) the obtaining of any other consent approval, or permit from any state or federal governmental agency which the Company shall, in its reasonable discretion upon the advice of counsel, determine to be necessary or advisable.

Unless the shares of Common Stock to be acquired pursuant to the exercise of the Option shall have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), prior to such exercise, each notice of the exercise of the Option shall include a representation that any of the Option shares purchased shall be acquired for investment only and not with a view to, or for sale in connection with, any public distribution, and that any subsequent resale of any of such shares either shall be made pursuant to a registration statement under the Securities Act which has become effective and is current with regard to the shares being sold, or shall be made pursuant to an exemption from registration under the Securities Act. In addition, the certificates representing such shares shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

3. Exercise of Option.

Each election to exercise this option shall be in writing, signed by the Optionee or by the person authorized to exercise this option under paragraph 9 hereof, and delivered or mailed to the Chief Financial Officer of the Company at its principal office, 2400 Boswell Road, Chula Vista, CA 91914 accompanied by this certificate.

In the event an option is exercised by the executor or administrator of a deceased Optionee, or by the person or person to whom the option has been transferred by the Optionee's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder unless and until the Company is satisfied that the person or person exercising the option is or are the duly appointed executor or administrator of the deceased Optionee or the person to whom the option has been transferred by the Optionee's will or by the applicable laws of descent and distribution.

4. Payment for and Delivery of Stock.

Payment in full by a certified or bank check shall be made for all shares of which this option is exercised at the time of such exercise, and no shares shall be delivered until such payment is made.

The Company shall not be obligated to deliver any stock unless and until all applicable Federal and state laws and regulations have been complied with, or in the event the outstanding common stock is at the time listed upon the Nasdaq SmallCap Market or any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list by the Nasdaq SmallCap Market or the exchanges where it is listed, unless and until all legal matters in connection with the issuance and delivery of the shares have been approved by counsel for the Company. The Optionee shall have no rights as a shareholder until the stock is actually delivered to him.

5. Exercise of Option.

Each election to exercise this option shall be in writing, signed by the Optionee or by the person authorized to exercise this option, and delivered or mailed to the Treasurer of the Company at its principal office, at its office at 2400 Boswell Road, Chula Vista, CA 91914 accompanied by this certificate.

In the event an option is exercised by the executor or administrator of a deceased Optionee, or by the person or person to whom the option has been transferred by the Optionee's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder unless and until the Company is satisfied that the person or person exercising the option is or are the duly appointed executor or administrator of the deceased Optionee or the person to whom the option has been transferred by the Optionee's will or by the applicable laws of descent and distribution.

6. Payment for and Delivery of Stock.

Payment in full by a certified or bank check shall be made for all shares of which this option is exercised at the time of such exercise, and no shares shall be delivered until such payment is made.

The Company shall not be obligated to deliver any stock unless and until all applicable Federal and state laws and regulations have been complied with, or in the event the outstanding common stock is at the time listed upon the Nasdaq SmallCap Market or any stock exchange, unless and until the shares to be delivered have been listed, or authorized to be added to the list by the Nasdaq SmallCap Market or the exchanges where it is listed, unless and until all legal matters in connection with the issuance and delivery of the shares have been approved by counsel for the Company. The Optionee shall have no rights as a shareholder until the stock is actually delivered to him.

7. Non-transferablility of Option.

This option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the Optionee's lifetime this option may be exercised only by him.

8. Changes in Stock.

In the event of a stock dividend, split-up, combination of shares, recapitalization, merger in which the Company is the surviving corporation or other similar capital change, or in the event of a spin-off or other significant distribution of stock or property by the Company to its shareholders, the number and kind of shares of stock of the Company covered by this option, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company whose determination shall be binding on all persons.

In the event of a consolidation or merger in which the Company is not the surviving corporation, or in the event of complete liquidation of the Company, this option shall thereupon terminate, provided that the Board of Directors shall, at least twenty days prior to the effective date of any such consolidation or merger, either (a) make this option immediately exercisable, or (b) arrange to have the surviving corporation grant to the Optionee a replacement option on terms which the Board determines to be fair and reasonable.

9. Continuance of Employment.

This option shall not be deemed to obligate the Company or any subsidiary to retain the Optionee in its employ for any period.

10. Retirement.

If pursuant to the retirement policy of the Company or any subsidiary, the Optionee shall be retired in good standing from the employ of the Company or its subsidiaries prior to the expiration of an option because of age (including early retirement), this option shall terminate on the ninetieth (90th) day after such retirement and the Optionee may exercise this option prior to such time but only to the extent to which he was entitled immediately prior to such retirement. Nothing herein shall be construed as extending the exercisability of this option to a date more than Ten (10) years after the date this option is granted.

11. Disability.

In the event of termination of employment of the Optionee because of disability, this option shall terminate one year after such termination and the Optionee may exercise this option prior to such time but only to the extent to which he was entitled immediately prior to such termination because of disability. Nothing herein shall be construed as extending the exercisability of this option to a date more than Ten (10) years after the date this option is granted.

12. Death.

In the event of the death of the Optionee while employed by the Company or within ninety (90) days after his retirement in good standing because of age or disability, this option shall be exercisable within one (1) year of his death, provided the option does not expire by its terms prior to that date, by the executor, administrator or other legal representative of the estate of the deceased Optionee or the person or persons to whom the deceased Optionee's rights under the option shall pass by will or the laws of descent and distribution but only to the extent the deceased Optionee was entitled to exercise this option immediately prior to his death. Nothing herein shall be construed as extending the exercisability of this option to a date more than Ten (10) years after the date this option is granted.

13. Provisions of the Plan and Section 422A of the Internal Revenue Code.

This certificate incorporates by reference the terms of the Plan and of Section 422A of the Internal Revenue Code of 1986, as amended, and is subject to the provisions thereof. The Plan and the options granted pursuant to this certificate are intended to comply with Section 422A of the Internal Revenue Code of 1986, as amended and all of the regulations issued pursuant thereto. This certificate shall be construed in accordance with the Plan, said Section 422A and the regulations issued thereunder and any provision of this certificate held to be inconsistent therewith shall be severable and of no force or effect.

14. Provisions of the Plan.

This certificate incorporates by reference the terms of the Plan and is subject to the provisions thereof. This certificate shall be construed in accordance with the Plan and any provision of this certificate held to be inconsistent therewith shall be severable and of no force or effect.

IN WITNESS WHEREOF, Youngevity International, Inc., has caused this certificate to be executed by a duly authorized Member of the Board of Directors. This option is granted at the Company's principal executive office, on the date stated above.

By: _______________________________
Member of the Board of Directors

RECORD OF PARTIAL EXERCISE

Please do not write in these spaces. Entries will be made by the Company upon partial exercise.

NUMBER OF SHARES PURCHASED UNDER OPTION	DATE OF EXERCISE	OFFICIAL SIGNATURE